EXHIBIT 99.23(P)(1)

                              NATIONS FUNDS FAMILY

                                 CODE OF ETHICS

         This Code of Ethics shall apply to each investment company advised by an affiliate of Bank of America Corporation that adopts the Code by action of its Board of Directors (each, a "Company").(1)

         A.     Legal Requirements.

         Rule 17j-1(b) under the Investment Company Act of 1940, as amended, (the "1940 Act") makes it unlawful for any Officer or Director of the Company (as well as other persons), in connection with the purchase or sale, directly or indirectly, by such person of a security "held or to be acquired"(2) by the
Company:

         1.   To employ any device, scheme or artifice to defraud the Company;

         2. To make any untrue statement of a material fact to the Company or omit to state a material fact necessary in order to make the statements made to the Company, in light of the circumstances under which they are made, not misleading;

         3. To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Company; or

         4. To engage in any manipulative practice with respect to the Company.

         The policies, restrictions and procedures included in this Code of Ethics are designed to prevent violations of these prohibitions.

         In addition, the Investment Company Institute (the "ICI") has suggested that investment companies adopt additional measures to obviate conflicts, prevent and detect abusive practices and preserve the confidence of investors. The policies, restrictions and procedures included in this Code of Ethics substantially conform to the additional measures suggested by the ICI.

----------
(1) As used herein, "Director" shall mean a director or trustee and "Company" shall mean a corporation or trust.

(2) A security "held or to be acquired" by the Company means any "covered security" (defined below) which, within the most recent 15 days (i) is or has been held by the Company, or (ii) is being or has been considered by the Company or its investment adviser(s) for purchase by the Company; and any option to purchase or sell, and any security convertible into or exchangeable for, a covered security. Purchase or sale of a covered security includes the writing of an option to purchase or sell a covered security.

         B.     Company Policies.

              It is the policy of the Company that no "access person"(3) of the Company shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(b) set forth above. In this regard, each access person has a duty at all times to place the interests of Company shareholders first and is required to conduct all personal securities transactions consistent with the letter and spirit of this Code of Ethics and in such a manner as to avoid any actual or potential conflicts of interest or any abuse of the access person's position of trust and responsibility. It is a fundamental standard that access persons should not take inappropriate advantage of their positions.

         C.     Restrictions.

         1. No access person shall purchase or sell, directly or indirectly, any "covered security"(4) where he or she has, or by reason of such transaction acquires or disposes of, any direct or indirect beneficial ownership and where he or she knows or should have known, at the time of such purchase or sale, that the covered security:

              (a) is being considered for purchase or sale by a fund of the Company; or

              (b)    is being purchased or sold by a fund of the Company.

         2. This Code sets forth additional requirements and restrictions that "investment personnel"(5) must comply with under this Code. To review such requirements and restrictions, please refer to Part A of this Code.

         3.   The restrictions set forth in Sections C.1. shall not apply to:

----------
(3) An "access person" includes: (a) each Director or Officer of the Company;
(b) each employee (if any) of the Company (or of any company in a control relationship to the Company) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information about the purchase or sale of covered securities by the Company, or whose functions relate to the making of such recommendations; and (c) any natural person in a control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of covered securities by the Company.

(4) For purposes of this Code of Ethics, a "covered security" means a security as defined in section 2(a)(36) of the 1940 Act, other than (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies.

(5) "Investment personnel" includes any access person of the Company that is either a portfolio manager (who makes decisions about fund investments) or a person who assists in the investment process (including analysts and traders). Other access persons who may from time to time obtain information about the purchase or sale of a security by the Company are not investment personnel for purposes of this Code of Ethics.

              (a) purchases or sales of any covered securities that are not eligible for purchase or sale by any fund of the Company;

              (b) purchases or sales which are non-volitional on the part of the access person;

              (c) purchases which are part of an automatic dividend investment plan;

              (d) purchases which are effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights; or

              (e) sales which are effected pursuant to a tender offer or similar transaction involving an offer to acquire all or a significant portion of a class of securities.

In addition, the restrictions set forth in Section C.1. shall not apply to purchases or sales which are only remotely potentially harmful to the Company, because they would be very unlikely to affect a highly institutional market.

         D.   Procedures.

         1. In order to provide the Company with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-1(b) are being observed by its access persons, each access person shall file the following reports with the Company:

              (a)    Initial Holdings Report

                     Each access person of the Company, other than a Director
              who is not an "interested person" of the Company (as defined in the 1940 Act), shall submit reports in the form attached hereto as Appendix A to the Company's designated compliance person showing all transactions in "reportable securities" in which the access person had direct or indirect beneficial ownership(6) when the person became an access person. Such reports shall be filed not later than 10 days after the person becomes an access person, but need not show transactions over which such person had no direct or indirect influence or control.

----------
(6) You will be treated as the "beneficial owner" of a security under this policy only if you have a direct or indirect pecuniary interest in the security.

                  (1) A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

                  (2) An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settler if you can revoke the trust, or a beneficiary if you have or share investment control with the Trustee/Director; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.

              (b)    Quarterly Transaction Report

                     Each access person of the Company, other than a Director
              who is not an "interested person" of the Company (as defined in the 1940 Act), shall submit reports in the form attached hereto as Appendix B to the Company's designated compliance person showing all transactions during the quarter in "reportable securities" in which the person has, or by reason of such transaction acquires or disposes of, any direct or indirect beneficial ownership. Such reports shall be filed not later than 10 days after the end of each calendar quarter, but need not show transactions over which such person had no direct or indirect influence or control. In lieu of providing such a report, an applicant may arrange for duplicate confirmations and account statements to be provided directly to the Company's designated compliance person.

              (c)    Annual Holdings Report

                     Each access person of the Company, other than a Director
              who is not an "interested person" of the Company (as defined in the 1940 Act), shall submit an annual report in the form attached hereto as Appendix C to the Company's designated compliance person showing all transactions during the year in "reportable securities" in which the person had, or by reason of such transaction acquires or disposes of, any direct or indirect beneficial ownership. Information in the annual report must be current as of a date no more than 30 days before the report is submitted to the Company. Such reports shall be filed not later than 15 days after the end of each calendar year, but need not show transactions over which such person had no direct or indirect influence or control.

              (d)    Exception from Reporting Requirements

                     Each Director who is not an "interested person" of the
              Company and who would be required to make a report solely by reason of being a Company director, shall not make an initial holdings report or annual holdings report, however, shall submit the same quarterly transaction report as required under paragraph
              (b), but only for a transaction in a "reportable security" where the director knew at the time of the transaction or, in the ordinary course of fulfilling the director's official duties as a Company director, should have known that during the 15-day period immediately before or after the date of the director's transaction in a "reportable security", such covered security is or was purchased or sold by the Company, or considered for purchase or sale by the Company or its investment adviser. No report is required if the Director had no direct or indirect influence or control over the transaction.

--------------------------------------------------------------------------------
         For interpretive guidance on whether you have a direct or indirect pecuniary interest in a transaction, you should consult the Company's designated compliance person. A report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security.

The Company does not believe that personal transactions by its access persons in any securities other than securities which the Company is permitted to purchase would be prohibited by Rule 17j-1(b). For purposes of subparagraphs (a) through
(d) above, "reportable securities" includes only covered securities which the funds of the Company are permitted to acquire under their investment objectives and policies set forth in the Company's then current prospectus(es) under the Securities Act of 1933, as amended. In the event that any of the investment objectives and policies for the funds of the Company changes in the future, the Board of Directors may reconsider the scope of this reporting requirement in light of such change and Rule 17j-1.

         2. Every access person of the Company shall provide an annual certification in the form of Appendix D to the Company's designated compliance person. This requirement applies to all Directors, including those who are not "interested persons" of the Company.

         3. The Company's designated compliance person shall notify each "access person" of the Company who may be required to make reports pursuant to this Code that such person is subject to reporting requirements and shall deliver a copy of this Code to each such person. Any amendments to this Code shall be similarly furnished to each person to whom this Code is applicable.

         4. The Company's designated compliance person shall report to the Board of Directors:

              (a) at the next meeting following the receipt of any report on Appendix B with respect to each reported transaction in a security which was, within 15 days before or after the date of the reported transaction: (i) purchased or sold by the Company, or (ii) considered by the Company for purchase or sale, unless (in either case) the amount involved in the transaction was less than $50,000;

              (b) with respect to any transaction not required to be reported to the Board by the operation of subparagraph (a), that the Company's designated compliance person believes nonetheless may evidence a violation of this Code; and

              (c) apparent violations of the reporting requirements stated herein.

         5. Each year the Company must furnish to the Company's Board of Directors, and the Board of Directors must consider, a written "annual issues and certification report" that:

              (a) describes any issues arising under its code of ethics or procedures since the last report to the Board of Directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations, and

              (b) certifies that the Company has adopted procedures reasonably necessary to prevent access persons from violating its code of ethics.

         6. The Board of Directors shall consider reports made to it hereunder and shall determine whether the policies established in Paragraph B of this Code of Ethics have been violated, and what sanctions, if any, should be imposed. The Board of Directors shall review the operation of this Code at least once a year, and shall make and approve such changes to the Code as it deems necessary.

         7. This Code, a copy of each annual issues and certification report, a copy of each report by an access person, any written report hereunder by the Company's designated compliance person and lists of all persons required to make reports shall be preserved with the Company's records for the period required by Rule 17j-1. In addition, a record of any violation of this Code shall be preserved with the Company's records for the period required by Rule 17j-1.

         E.   Adoption and Approval of Codes of Ethics.

         The Board of Directors, including a majority of non-interested Directors, shall approve the code of ethics of the Company, the code of ethics of each investment adviser and principal underwriter of the Company upon initial engagement of either, and any material changes to these codes no later than six months after the adoption of the material change.

         F.   Insider Trading and Conflicts of Interest.

         The Board of Directors of the Company has adopted a policy statement on insider trading and conflicts of interests (the "Policy Statement"), a copy of which is attached hereto as Appendix E. All access persons are required by this Code of Ethics to read and familiarize themselves with their responsibilities under the Policy Statement.

         G. Interrelationship with Investment Adviser's and Sub-Adviser's Codes of Ethics.

         A person who is both an access person of the Company and an access person of either the Adviser or a sub-adviser is only required to report under and otherwise comply with the Adviser's or sub-adviser's Rule 17j-1 code of ethics, provided that such code has been adopted pursuant to and in compliance with Rule 17j-1 and that the Board of Directors of the Company has also approved such code pursuant to Rule 17j-1. Such persons, however, are still subject to the principles and prohibitions contained in Section A of this Code.

              H.     Sanctions.

         Upon discovering a violation of this Code, the Board of Directors of the Company may impose such sanctions as it deems appropriate.

                                     PART A

                              Investment Personnel

         In addition to the requirements and restrictions contained in Sections A-H of this Code, investment personnel are also subject to the following requirements and restrictions:

         1. Investment personnel are prohibited from purchasing any security in an initial public offering or in a private placement unless they obtain the prior written approval of the Company's designated compliance person. This restriction shall not apply to:

              (a) purchases or sales of any covered securities that are not eligible for purchase or sale by any fund of the Company;

              (b) purchases or sales which are non-volitional on the part of the access person;

              (c) purchases which are part of an automatic dividend investment plan;

              (d) purchases which are effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights; or

              (e) sales which are effected pursuant to a tender offer or similar transaction involving an offer to acquire all or a significant portion of a class of securities.

         2. Any profits realized by investment personnel from "short-term trading"7 of a covered security shall be disgorged to the Company.

         3. Investment personnel are prohibited from receiving any gift or item valued at more than $100 per donor per year from any person or entity that does business with or on behalf of the Company.

         4. Investment personnel are prohibited from serving on the board of directors of a company whose stock is publicly traded, absent prior authorization from the Company's designated compliance person based upon a determination that the board service would be consistent with the interests of the Company and its shareholders.

         5. Investment personnel are required to provide copies of all brokerage statements and confirmations to the Company's designated compliance person. All investment personnel shall disclose all personal securities holdings upon commencement of employment with the Company and annually thereafter.

----------
(7) For purposes of this Code of Ethics, "short-term trading" is defined as a purchase and sale, or sale and purchase, of the same (or equivalent) securities, which both occur within any 60-day period.


                                    Part A-1

                                   APPENDIX A

                              NATIONS FUNDS FAMILY
                             Initial Holdings Report
                 for the Calendar Year Ended December 31, 200_.

To the Designated Compliance Person of ___________:

         On the day I became an access person, , 200 , the following transactions were effected in covered securities of which I had, or by reason of such transaction acquired or disposed of, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Company's Code of Ethics:

----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------
                                                                                   Broker, Dealer,       Account Name
                                                                 Broker, Dealer,      Bank Account    (Direct or Indirect
  Title of Security     Number of Shares   Principal Amount        Bank Name            Number             Benefit)
----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------

----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------

----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------

----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------

----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------

----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------

----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------

----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------

----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------

----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------

----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------

----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------

----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------

                                  Appendix A-1

      This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Dated:  _____________________            Signature:  _______________________



                                  Appendix A-2

                                   APPENDIX B

                              NATIONS FUNDS FAMILY
                          Quarterly Transaction Report
                 for the Calendar Year Ended December 31, 200_.

To the Designated Compliance Person of ___________:

         During the quarter ended , 200 , the following transactions were effected in covered securities of which I had, or by reason of such transaction acquired or disposed of, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Company's Code of Ethics:

------------------- --------------- ------------- -------------- ---------------- ----------------- ----------- ---------------

                                                                    Nature of         Interest
                                                                   Transaction     Rate/Maturity                   Broker,
Title of Security      Date of       Number of      Principal      (Purchase,           Date                     Dealer, Bank
                     Transaction       Shares        Amount       Sale, Other)    (if applicable)     Price          Name
------------------- --------------- ------------- -------------- ---------------- ----------------- ----------- ---------------

------------------- --------------- ------------- -------------- ---------------- ----------------- ----------- ---------------

------------------- --------------- ------------- -------------- ---------------- ----------------- ----------- ---------------

------------------- --------------- ------------- -------------- ---------------- ----------------- ----------- ---------------

------------------- --------------- ------------- -------------- ---------------- ----------------- ----------- ---------------

------------------- --------------- ------------- -------------- ---------------- ----------------- ----------- ---------------

                                  Appendix B-1

      This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Dated:  _____________________             Signature:  _______________________







                                  Appendix B-2

                                   APPENDIX C

                              NATIONS FUNDS FAMILY
                             Annual Holdings Report
                 for the Calendar Year Ended December 31, 200_.

To the Designated Compliance Person of ___________:

      During the calendar year ended December 31, 200 , the following transactions were effected in covered securities of which I had, or by reason of such transaction acquired or disposed of, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Company's Code of Ethics:


----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------
                                                                                   Broker, Dealer,       Account Name
                                                                 Broker, Dealer,      Bank Account    (Direct or Indirect
  Title of Security     Number of Shares   Principal Amount         Bank Name            Number             Benefit)
----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------

----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------

----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------

----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------

----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------

----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------

----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------

----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------

----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------

----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------

----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------

----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------

----------------------- ----------------- ------------------- -------------------- ----------------- ---------------------


                                  Appendix C-1

      This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Dated:  _____________________             Signature:  _______________________




                                  Appendix C-2

                                   APPENDIX D


                              NATIONS FUNDS FAMILY
                       Annual Certification of Compliance
                 for the Calendar Year Ended December 31, 200__.

To the Designated Compliance Person of            :

         I hereby certify that, during the calendar year specified above, I have complied with the requirements of the Code of Ethics and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code. I have read and understand the Code of Ethics and recognize that I am subject thereto.

Dated:    _________________________________          Signature:


                                  Appendix D-1

                                   APPENDIX E

POLICY STATEMENT ON INSIDER TRADING

A.     Introduction

         The Company seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by investors in the Company is something we should value and endeavor to protect. To further that goal, this Policy Statement implements procedures to deter the misuse of material, nonpublic information in securities transactions.

         Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission ("SEC") can recover the profits gained or losses avoided through the volative trading, a penalty of up to three times the illicit windfall and an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

         Regardless of whether a government inquiry occurs, the Company views seriously any violation of this Policy Statement. Such violations constitute grounds for disciplinary sanctions, including dismissal.

B.     Scope of the Policy Statement

         This Policy Statement is drafted broadly; it will be applied and interpreted in a similar manner. This Policy Statement applies to securities trading and information handling by Access Persons, as defined in the Company's Code of Ethics, (including spouses, minor children and adult members of their households).

         The law of insider trading is unsettled; an individual legitimately may be uncertain about the application of the Policy Statement in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should direct any questions relating to the Policy Statement to the Company's Compliance Person. You also must notify the Compliance Person immediately if you have any reason to believe that a violation of the Policy Statement has occurred or is about to occur.

C.     Policy Statement

         No person to whom this Policy Statement applies, including you, may trade, either personally or on behalf of others, while in possession of material, nonpublic information; nor may the Company's Access Persons communicate material, nonpublic information to others in violation of the law. This section reviews principles important to the Policy Statement.

                                  Appendix E-1

         1.   What is Material Information?

         Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Compliance Person.

         Material information often relates to a company's results and operations including, for example, dividend changes, earning results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

         Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about the Wall Street Journal's "Heard on the Street" column.

         2.   What is Nonpublic Information?

         Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones "tape" or the Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

         3.   Identifying Inside Information

         Before executing any trade for yourself or others, including the Company, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

         (i) Report the information and proposed trade immediately to the Compliance Person.

         (ii) Do not purchase or sell the securities on behalf of yourself or others, including the Company.


                                  Appendix E-2

         (iii) Do not communicate the information inside or outside the Company, other than to the Compliance Person.

         (iv) After the Compliance Person has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the Company should take.

         You should consult with the Compliance Person before taking any action. This degree of caution will protect you and the Company.

         4.   Contact with Public Companies

         The Company's contacts with public companies represent an important part of our research efforts. The Company may make investment decisions on the basis of the Company's conclusions formed through such contacts and analysis of publicly-available information. Difficult legal issues arise, however, when, in the course of these contacts, a Company employee or other person subject to this Policy Statement becomes aware of material, nonpublic information. This could happen, for example, if a company's Chief Financial Officer prematurely disclosed quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, the Company must make a judgment as to its further conduct. To protect yourself and the Company, you should contact the Compliance Person immediately if you believe that you may have received material, nonpublic information.

         5.   Tender Offers

         Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offer, the target company or anyone acting on behalf of either. Company employees and others subject to this Policy Statement should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.


                                  Appendix E-3